Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Sontra Medical Corporation, a Minnesota corporation and the predecessor in interest to Echo Therapeutics, Inc., a Delaware corporation (“Company”), and Harry Mitchell (“Executive”) entered into an Employment Agreement (the “Agreement”) dated as of September 14, 2007; and

WHEREAS, Section 1.2(a) of the Agreement states that Executive shall serve as Chief Operating Officer and Chief Financial Officer of Company and Executive has served in those roles since September 14, 2007; and

WHEREAS, Company and Executive have determined that, at this critical stage in Company’s product development and growth, it is necessary to separate the functions of Chief Operating Officer and Chief Financial Officer that are being performed by Executive; and

WHEREAS, Company and Executive have agreed that Executive shall focus on his role as Chief Operating Officer, leveraging his time to bring the Prelude SkinPrep System and Symphony tCGM System to market, as well as broaden the Company’s product pipeline.

 NOW, THEREFORE, the parties agree to amend the Agreement as set forth below effective as of May 16, 2011:

1.           The first sentence of Section 1.2(a) of the Agreement shall be deleted in its entirety and replaced with the following:  “Executive shall serve as Chief Operating Officer of Company.”

2.           Due to the growth of Company and the resulting significant increase in Executive’s duties as Chief Financial Officer and Chief Operating Officer since September 14, 2007, Executive shall focus his duties on his expanding role as Chief Operating Officer with his primary location in the Company’s Franklin, Massachusetts facility. The parties agree that this Amendment does not constitute a reduction in Executive’s duties or his authority as an Executive Officer of the Company.

3.           Except as specifically modified above, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment of Employment Agreement as of May 13, 2011.

ECHO THERAPEUTICS, INC

By:	/s/ Patrick T. Mooney
Patrick T. Mooney
Chief Executive Officer

/s/ Harry G. Mitchell
Harry G. Mitchell